EXHIBIT 10.1

                                AMENDMENT NO. 13
                                       to
                                 LOAN AGREEMENT
                                       and
                               WAIVER OF DEFAULTS
                                     between

           UNION PLANTERS BANK, N.A., a national banking association, successor to Magna Bank, National Association,
                                     as Bank

                                       and

                              LMI AEROSPACE, INC.,
         a Missouri corporation formerly known as Leonard's Metal, Inc.,

                PRECISE MACHINE COMPANY, a Missouri corporation,

    PRECISE MACHINE PARTNERS, L.L.P., a Texas limited liability partnership,

                  LMI FINISHING, INC.,an Oklahoma corporation,

                             LEONARD'S METAL, INC.,
         a Missouri corporation formerly known as LMI Acquisition, Inc.,

                TEMPCO ENGINEERING, INC., a Missouri corporation
        formerly known as Metal Corporation, doing business in California as Metal Corporation of Sun Valley, and

                   VERSAFORM CORP., a California corporation,
                        jointly and severally as Borrower

         This AMENDMENT NO. 13 to LOAN AGREEMENT (this "Amendment") is entered into as of March 30, 2004, by and among LMI AEROSPACE, INC., a Missouri corporation formerly known as Leonard's Metal, Inc., PRECISE MACHINE COMPANY, a Missouri corporation, PRECISE MACHINE PARTNERS, L.L.P., a Texas limited liability partnership, LMI FINISHING, INC., an Oklahoma corporation, LEONARD'S METAL, INC., a Missouri corporation formerly known as LMI Acquisition, Inc., TEMPCO ENGINEERING, INC., a Missouri corporation formerly known as Metal Corporation, doing business in California as Metal Corporation of Sun Valley, and VERSAFORM CORP., a California corporation (jointly and severally, separately and collectively as "Borrower"), and UNION PLANTERS BANK, N.A., a national banking association, successor to Magna Bank, National Association ("Bank").

                                    Recitals:

A. Borrower and Bank are party to that certain Loan Agreement dated August 15, 1996, as subsequently amended, including an amendment and restatement by that certain Eighth Amendment to and Restatement of Loan Agreement dated May 15, 2002, and as subsequently amended by that certain Ninth Amendment to Loan Agreement dated June 30, 2002, by that certain Tenth Amendment to Loan Agreement dated November 13, 2002, by that certain Eleventh Amendment to Loan Agreement dated April 15, 2003, and by that certain Twelfth Amendment to Loan Agreement dated as of January 5, 2004 (as it has been and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement").

B. Borrower and Bank desire to amend the Loan Agreement on the terms and conditions set forth herein.

                                    Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1. Definitions; Section and Exhibit References. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement. All references to the "Agreement" in the Loan Agreement and in this Amendment shall be deemed to be references to the Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Section and Exhibit references in this Amendment are to the Section and Exhibits of the Loan Agreement unless otherwise specified.

2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of March 30, 2004, but only if this Amendment has been executed by each Borrower and Bank, and only if Bank has received all of the documents and other items listed on Exhibit A to this Amendment which are described therein as being "Conditions to Effectiveness", with each being satisfactory to Bank and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated. If this Amendment does not become effective on or before March 30, 2004, the Loan Agreement shall continue in full force and effect as it existed in the absence of this Amendment.

3. Commitment to Satisfy Post-Closing Requirements. Borrower agrees to provide to Bank each of the documents and other items listed on Exhibit A to this Amendment which are described therein as being "Post-Closing Requirements" within the time period set forth therein for the delivery of such document or other item, with each being satisfactory to Bank and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated. Borrower agrees that any failure to do so will result in an immediate Event of Default under the Loan Agreement.

4. Fair and Adequate Consideration. Borrower acknowledges that it requested the extension of the Revolving Credit Period and waiver of the Specified Defaults (defined below) provided herein, and acknowledges and agrees that the modifications to the Loan Agreement contained herein constitute fair and adequate consideration for such extension and waiver.

5. Joinder of Precise Machine Partners, L.L.P. By its signature hereto, Precise Machine Partners, L.L.P. hereby joins the Loan Agreement as a co-Borrower thereunder, with the same effect as if it had executed the Loan Agreement, and agrees that it is included in the definition of "Borrower" for all purposes in the Loan Agreement and in the Transaction Documents. Precise Machine Partners, L.L.P. agrees that it is jointly and severally liable for all of the Borrower's Obligations. Precise Machine Partners, L.L.P. hereby makes all of the representations and warranties contained in the Loan Agreement and the Transaction Documents which are applicable to Borrowers as of the date hereof, and hereby agrees to be bound by all of the terms, conditions, covenants, waivers, and agreements applicable to Borrower under the Loan Agreement and the Transaction Documents.

6. Waiver of Specified Defaults. Borrower has notified Bank that Borrower has violated the Consolidated Tangible Net Worth covenant contained in Section 8.01(i)(i) and the minimum Consolidated EBITDA covenant contained in Section 8.01(i)(ii) for the period ending December 31, 2003. Under Section 9.03, such violations constitute Events of Default under the Loan Agreement (the "Specified Defaults"). Borrower has requested that Bank waive the Specified Defaults. Bank hereby waives the Specified Defaults. The waivers contained in this Section are specific in intent and are valid only for the specific purposes for which given. Nothing contained herein obligates Bank to agree to any additional waivers of any provisions of any of the Transaction Documents, including but not limited to Sections 8.01 or 9.03. The waiver contained in this Section is a waiver of the Specified Defaults only, and shall not operate as a waiver of Bank's right to exercise remedies resulting from (i) existing and/or continuing Defaults or Events of Default of which Bank is not actually aware, or (ii) other future Defaults or Events of Default, whether or not of a similar nature and whether or not known to Bank.

7. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

     7.1. Definition of Borrowing Base Reserve Amount. The following new definition is inserted in Section 2 in proper alphabetical order:

                  Borrowing Base Reserve Amount shall mean:

                           (I) through and including June 30, 2004, an amount
                  equal to the greater of (A) $8,500,000 or (B) the result of
                  (1) $9,500,000 minus (2) 50% of the additional inventory reserve established in March, 2004 for stale or obsolete inventory in connection with the preparation of Borrower's annual audit report, more particularly described as the final year-end inventory reserves to the extent they exceed $1,297,009.44 (the "March Inventory Reserve"); and

                           (II) from and after July 1, 2004, an amount equal to
                  the greater of (A) $9,000,000 or (B) the result of (1) $10,000,000 minus (2) 50% of the March Inventory Reserve.

     7.2. Definition of Broker. The following new definition is inserted in
Section 2 in proper alphabetical order:

                  Broker shall mean Lincoln Partners LLC and Baldwin & Associates, Inc., and any successor approved by Bank in its sole and absolute discretion with respect to the Sale and Refinancing Project.

     7.3. Definition of Eligible Accounts. The definition of "Eligible Accounts" in Section 2 is replaced with the following:

                  Eligible Accounts shall mean all trade accounts receivable of Borrower other than the following, unless approved in writing by Bank in each case: (i) any account with respect to which Bank does not have a valid and enforceable, first priority, perfected Lien; (ii) any account which remains unpaid as of 90 days after the original date of the applicable invoice; (iii) any account of a single account debtor if 25% or more (50% or more in the case of the account debtor Short Brothers PLC) of the balances due on all accounts of such account debtor are ineligible under clause (i) or (ii); (iv) any account with respect to which the account debtor is an affiliate or employee of Borrower; (v) any account as to which the perfection of Bank's Lien is governed by any federal, state or local statutory requirements other than those of the UCC; (vi) any account with respect to which the account debtor is the United States of America or any state or any department, agency, public corporation or other instrumentality thereof (provided, however, that accounts with respect to which the account debtor is U.S. Army Aviation and Missile Command, Defense Supply Center Richmond, Defense Logistics Agency, Department of the Army, Fleet Industrial Supply Center, or Department of the Air Force shall not be disqualified from classification as Eligible Accounts solely by reason of this clause (vi) to the extent the balance of Borrower's accounts with such account debtors does not exceed $600,000 in the aggregate at any time of measurement); (vii) any account with respect to which the account debtor does not maintain its chief executive office within the United States and any account with respect to which the account debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof (provided, however, that accounts with respect to which the account debtor is Alenia Aeronautica S.P.A., Canadair, DeHavilland, Inc., Short Brothers PLC, Fischer Advanced Composite Components AG, Fleet Industries, Ltd., Israel Military Industries, Ltd., Korean Air, Korea Aerospace Industries, Ltd., Stork Fokker AESP B.V., Magellan Aerospace Corporation, Bombardier, Inc., or Finmeccanica shall not be disqualified from classification as Eligible Accounts solely by reason of this clause (vii) to the extent the balance of Borrower's accounts with such account debtors does not exceed $2,200,000 in the aggregate at any time of measurement); (viii) any account with respect to which the account debtor is located in any state denying creditors access to its courts without qualifying to do business in such state or filing a notice in whatever form or substance, unless Borrower has so qualified or filed to Bank's satisfaction; (ix) any account with respect to goods or services whose delivery or performance has been rejected by the account debtor or whose earlier acceptance has been revoked; (x) any account arising from the delivery of goods or performance of services for which an invoice has not been sent to the account debtor within five days after such delivery or performance; (xi) any account owing by an account debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern; (xii) any account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to accounts in connection with which account debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xiii) any account owing by an account debtor that has disputed liability or made any claim with respect to any other account due from such account debtor, or that has any right of setoff against such account, or to which Borrower is indebted in any way, but only to the extent of such indebtedness, setoff, dispute or claim; (xiv) any account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount; (xv) any account owing by an account debtor whose Indebtedness to Borrower exceeds a credit limit satisfactory to Bank; (xvi) any account with respect to which the delivery of goods or performance of services is bonded; (xvii) any account as to which Bank does not have the right or ability to obtain direct payment to Bank; (xviii) any account with respect to which any of the covenants and agreements contained in any of the Transaction Documents or any of the representations and warranties herein or in the other Transaction Documents are not or have ceased to be complete and correct or have been breached; (xix) any account with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; (xx) any account which represents a progress billing or as to which Borrower has extended the time for payment without the consent of Bank (for purposes hereof, progress billing being any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the account debtor's obligation to pay such invoice is conditioned upon Borrower's completion of any further performance under the contract or agreement); (xxi) any account which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment; (xxii) any account which arises out of a sale not made in the ordinary course of Borrower's business; and (xxiii) any account as to which Bank has determined in its absolute discretion that the prospect of payment or collection on a timely basis is impaired or that Bank otherwise deems in its absolute discretion to be uncreditworthy.

     7.4. Definition of Eligible Inventory. The definition of "Eligible Inventory" in Section 2 is replaced with the following:

                  Eligible Inventory shall mean all inventory of Borrower (valued at the lower of cost or market value), except inventory (i) that is obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of Borrower's business; (ii) that is not subject to a valid and enforceable, first priority, perfected Lien in favor of Bank; (iii) that is in the possession of Borrower but not owned by Borrower; (iv) that is stored at a location other than a location listed on a schedule to one of the Transaction Documents, unless approved by Bank in writing; (v) that is not satisfactory to Bank because of its age, condition, type, or quantity, (vi) that has been repossessed by Borrower; (vii) with respect to which any of the covenants and agreements contained in any of the Transaction Documents or any of the representations and warranties herein or in the other Transaction Documents are not or have ceased to be complete and correct or have been breached; and (viii) any inventory which Bank determines in its absolute discretion to not be Eligible Inventory.

     7.5. Definition of Engagement Agreement. The following new definition is inserted in Section 2 in proper alphabetical order:

                  Engagement Agreement shall mean the one or more written agreements between Borrower and Broker, engaging Broker to actively and continuously work towards the consummation of the Sale and Refinancing Project on or before September 30, 2004 (or as soon thereafter as possible), and any documents executed in connection therewith.

     7.6. Definition of Permitted Lien. The following new definition is inserted in Section 2 in proper alphabetical order:

                  Permitted Lien shall mean Liens that Borrower is permitted under Section 8.02(b) to create, incur, assume, or allow to exist.

     7.7. Definition of Prime Rate. The following new definition is inserted in
Section 2 in proper alphabetical order:

                  Prime Rate shall mean on any day, the rate of interest per annum then most recently established by Bank as its "Prime Rate". Such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Bank to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market interest rates in general.

     7.8. Definition of Revolving Credit Period. The definition of "Revolving Credit Period" in Section 2 is amended by replacing the date "March 31, 2004" with the date "March 31, 2005".

7.9. Definition of Sale and Refinancing Project. The following new definition is inserted in Section 2 in proper alphabetical order:

                  Sale and Refinancing Project shall mean the sale of the stock or all or substantially all of the assets of one or more Subsidiaries of LMI Aerospace, Inc. in accordance with the terms of the Engagement Agreement, and the procurement by Borrower of debt financing, in each case on terms which are satisfactory to Bank in its absolute discretion and which, together, would provide sufficient proceeds to Borrower to repay the Borrower's Obligations in full in cash on or before September 30, 2004 (or as soon thereafter as possible).

     7.10. Revolving Credit Loans. Section 3.01(a) is amended by replacing the figure "$9,088,323.00" with the words "an amount equal to $9,700,000.00 on and before September 30, 2004 and $9,000,000.00 after September 30, 2004".

     7.11. Borrowing Base. Section 3.01(b) is replaced with the following:

                  (b) For purposes of this Agreement, the "Borrowing Base" shall mean the sum of:

                                    (i) eighty-five percent (85%) of the face
                           amount of all then existing Eligible Accounts of Borrower; plus

                                    (ii) the sum of (A) fifty percent (50%) of
                           the Eligible Inventory of Borrower consisting of finished goods; plus (B) thirty percent (30%) of the Eligible Inventory of Borrower consisting of work in process, plus (C) sixty-five percent (65%) of the Eligible Inventory of Borrower consisting of raw materials; minus

                                    (iii) the Borrowing Base Reserve Amount.

     7.12. Weekly Borrowing Base/Collateral Report. Section 3.01(c) is replaced with the following:

                  (c) Borrower shall deliver to Bank weekly by the close of business on Wednesday of each week (calculated as of the close of business on Friday of the prior week) a collateral report in the form of Exhibit E attached hereto and incorporated herein by reference (or in such other form as Bank shall require from time to time, a "Collateral Report") setting forth:

                                    (i) the Borrowing Base and its components as
                           of the end of the immediately preceding week
                           (provided, however, that for any Collateral Report delivered on or before the tenth day of a calendar month, the Eligible Inventory component of the Borrowing Base shall be calculated as of the last day of the second preceding month, and for any Collateral Report which is delivered after the tenth day and on or before the final day of a calendar month, the Eligible Inventory component of the Borrowing Base shall be calculated as of the last day of the immediately preceding month);

                                    (ii) the aggregate principal amount of all
                           Revolving Credit Loans outstanding as of the end of the immediately preceding week; and

                                    (iii) the difference, if any, between the
                           Borrowing Base and the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding week.

                           The Borrowing Base shown in such Collateral Report
                  shall be and remain the Borrowing Base hereunder until the next Collateral Report is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Collateral Report. Each Collateral Report shall be certified as to truth and accuracy by the president or chief financial officer of Borrower. The provisions of this Section 3.01(c) shall control over any directly conflicting provisions contained in any of the Security Agreements.

     7.13. Revolving Credit Note. Section 3.03(a) is amended by deleting the words "in the principal amount of $7,000,000" and by replacing the words "in substantially the form of Exhibit A attached hereto and incorporated herein by reference" with the words "in form and substance satisfactory to Bank".

     7.14. Revolving Credit Interest Rate. Section 3.04(a) is amended by replacing the first sentence with the following sentences: "So long as no Event of Default under this Agreement has been declared by Bank and is continuing, all Revolving Credit Loans shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus one percent (1.00%). In the event that Borrower has not executed and delivered to Bank a Letter of Intent on or before June 30, 2004 pursuant to Section 8.01(m), then as of June 30, 2004, all Revolving Credit Loans shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus one and one-half percent (1.50%). In the event that Borrower has not indefeasibly paid the Borrower's Obligations in full, in cash on or before September 30, 2004, then as of September 30, 2004, all Revolving Credit Loans shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus two percent (2.00%). All interest rates based on the Prime Rate shall fluctuate as and when the Prime Rate fluctuates."

     7.15. Term Loans. Section 4.01(a) is amended by inserting the following sentence at the end thereof: "Notwithstanding the foregoing sentence, Borrower and Bank acknowledge and agree that as of March 30, 2004, the outstanding principal balance of Term Loan A is $9,160,714.20 and accrued interest thereon from March 15, 2004 through March 29, 2004 is $26,850.69, Term Loan B has an outstanding principal balance of zero, and has expired and is unavailable, and the outstanding principal balance of Term Loan C is $8,773,816.00 and accrued interest thereon from March 15, 2004 through March 29, 2004 is $15,106.67."

     7.16. Term Note A. Section 4.01(b) is replaced with the following:

                  (b) Term Loan A shall be evidenced by an Amended and Restated Term Loan Promissory Note of Borrower payable to the order of Bank in form and substance satisfactory to Bank (as the same may from time to time be amended, modified, extended or renewed, the "Term Note A"). Term Note A shall mature on March 31, 2005 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Term Note A shall be payable in monthly installments in the amount of One Hundred Sixty-Nine Thousand Six Hundred Forty-Two and 86/100 Dollars ($169,642.86) each, due and payable on the fifteenth day of each month, commencing immediately, with a final installment in the amount of the then outstanding principal balance due and payable on March 31, 2005. Interest on the outstanding principal balance of Term Note A shall be payable monthly, on the fifteenth day of each month commencing immediately and at the maturity of Term Note A, whether by reason of acceleration or otherwise. Interest on Term Note A shall be calculated as provided for under Section 4.02(a).

     7.17. Term Note B. Section 4.01(c) is replaced with the words "Intentionally omitted."

     7.18. Term Note C. Section 4.01(d) is replaced with the following:

                  (d) Term Loan C shall be evidenced by a Term Loan Promissory Note of Borrower payable to the order of Bank in form and substance satisfactory to Bank (as the same may from time to time be amended, modified, extended or renewed, the "Term Note C"). Term Note C shall mature on October 15, 2005 (on which date all unpaid principal and all accrued unpaid interest shall become due and payable). Principal on the Term Note C shall be payable in monthly installments in the amount of One Hundred Thirty Thousand Nine Hundred Fifty-Two and 38/100 Dollars ($130,952.38) each, due and payable on the fifteenth day of each month, commencing immediately, with the final installment in the amount of the then outstanding principal balance due and payable on October 15, 2005. Interest on the outstanding principal balance of Term Note C shall be payable monthly, on the fifteenth day of each month commencing immediately and at the maturity of Term Note C, whether by reason of acceleration or otherwise. Interest on Term Note C shall be calculated as provided for under Section 4.02(c).

     7.19. Term Loan A Interest Rate. Section 4.02(a) is amended by replacing the first sentence with the following sentences: "So long as no Event of Default has been declared by Bank and is continuing, Term Loan A shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus two percent (2.00%). In the event that Borrower has not executed and delivered to Bank a Letter of Intent on or before June 30, 2004 pursuant to Section 8.01(m), then as of June 30, 2004, Term Loan A shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus two and one-half percent (2.50%). In the event that Borrower has not indefeasibly paid the Borrower's Obligations in full, in cash on or before September 30, 2004, then as of September 30, 2004, Term Loan A shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus three percent (3.00%). All interest rates based on the Prime Rate shall fluctuate as and when the Prime Rate fluctuates; provided, however, that the applicable rate for Term Loan A shall at no time be less than seven percent (7%) per annum."

     7.20. Term Loan B Interest Rate. Section 4.02(b) is replaced with the words "Intentionally omitted."

     7.21. Term Loan C Interest Rate. Section 4.02(c) is amended by replacing the first sentence with the following sentences: "So long as no Event of Default has been declared by Bank and is continuing, Term Loan C shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus two percent (2.00%). In the event that Borrower has not executed and delivered to Bank a Letter of Intent on or before June 30, 2004 pursuant to Section 8.01(m), then as of June 30, 2004, Term Loan C shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus two and one-half percent (2.50%). In the event that Borrower has not indefeasibly paid the Borrower's Obligations in full, in cash on or before September 30, 2004, then as of September 30, 2004, Term Loan C shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus three percent (3.00%). All interest rates based on the Prime Rate shall fluctuate as and when the Prime Rate fluctuates."

     7.22. Prepayments. Section 4.03 is replaced with the following:

                  4.03 Voluntary and Mandatory Prepayment; Application of Prepayments. Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal balance under the Term Notes prior to maturity, without penalty or premium, provided that: (i) partial prepayments on the Term Notes shall be applied to installments principal under the Term Notes in the inverse order of their stated maturities; (ii) on each prepayment date, Borrower shall pay to Bank all accrued and unpaid interest on the principal portion of the Note being prepaid to and including the date of such prepayment; (iii) in the case of voluntary prepayments, Borrower shall have the option to select to which Term Note such prepayment shall be applied; and (iv) no Default or Event of Default under this Agreement shall have occurred and be continuing. If Borrower sells any substantial portion of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall be required to make a payment to Bank, to be applied to reduce the Borrower's Obligations, in the aggregate amount of the gross proceeds therefrom less reasonable selling expenses and the increment in federal, state and local income taxes, if any, payable as a consequence of any taxable gain from such sale. Every prepayment that is required under this Agreement (from the sale of assets as described above, as a result of consummation of all or any part of the Sale and Refinancing Project, as a result of the receipt of a tax refund as described in Section 8.01(n), or otherwise) shall be applied by Bank to the Borrower's Obligations in a manner and order as determined by Bank in its sole and absolute discretion.

     7.23. Subsidiaries. Section 7.08 is amended by deleting the word "currently" from the first sentence.

     7.24. Monthly Financial Information. Section 8.01(a)(ii) is amended by replacing the words "forty-five (45) days" with the words "thirty (30) days".

     7.25. Other Financial Information. Section 8.01(a)(v) is amended by inserting the words "and in any case, within three (3) Business Days after Bank's request" after the words "reasonable promptness".

     7.26. Consultations and Inspections. Section 8.01(c) is replaced with the following:

                  (c) Consultations, Inspections, and Appraisals. Borrower shall permit, and shall cause each Subsidiary of Borrower to permit, Bank or Persons authorized by and acting on behalf of Bank, at any time and from time to time during normal business hours and upon reasonable notice to Borrower or such Subsidiary, to audit the books and records of Borrower or such Subsidiary, and in the course thereof may make copies or abstracts of such books and records, at Borrower's expense, and to inspect the Collateral. Borrower shall cooperate, and shall cause each Subsidiary of Borrower to cooperate, with Bank and such Persons in the conduct of such audits and inspections and shall deliver to Bank any instrument necessary for Bank to obtain records from any service bureau maintaining records for Borrower or such Subsidiary. Borrower shall reimburse Bank for Bank's reasonable out-of-pocket costs of such audits and inspections and pay Bank upon demand Bank's standard daily charges for such audits and inspections. Borrower shall permit Bank and Persons authorized by Bank to discuss the accounts, affairs, finances, books and records of Borrower with its accountants, officers and employees as often as Bank may reasonably request, and Borrower shall direct such accountants, officers and employees to cooperate with Bank and make full disclosure to Bank of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform obligations under this Agreement. Bank may conduct appraisals, or hire Persons to conduct appraisals on Bank's behalf, of any of the Collateral from time to time as Bank determines. Borrower will reimburse Bank on demand for the fees and expenses relating to such appraisals.

     7.27. Insurance. Section 8.01(d)(iv) is amended by inserting the following at the end: "In addition to any applicable provisions of the Transaction Documents, all policies of liability insurance maintained hereunder shall name Bank as an additional insured, and all policies of property insurance maintained hereunder shall reflect Bank's interest therein as mortgagee under a standard New York or Union mortgagee clause. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Bank."

     7.28. Financial Covenants. Section 8.01(i) is replaced with the following:

                  (i) Financial Covenants. Borrower will:

                           (i) Intentionally omitted; and

                           (ii) Have Consolidated EBITDA of not less than the
                  following amounts for the year-to-date period ending on the date indicated:

                           $2,300,000                June 30, 2004
                           $4,200,000                September 30, 2004
                           $6,400,000                December 31, 2004

     7.29. Engagement of Broker. Section 8.01 is amended by inserting the following new Section 8.01(l):

                  (l) Engagement Agreement. Borrower will comply with all of the terms of the Engagement Agreement and will cooperate fully with Broker in connection with actively and continuously seeking purchasers and lenders for the purpose of consummating the Sale and Refinancing Project on or before September 30, 2004 (or as soon thereafter as possible) in accordance with the terms of the Engagement Agreement. Borrower will not cause or permit the Engagement Agreement to be terminated. Borrower will provide Bank, or will cause Broker to provide Bank, with a weekly written or telephonic progress report regarding the Sale and Refinancing Project, including but not limited to a list of the potential purchasers and lenders solicited, copies of the relevant materials used to solicit purchase or debt financing, and a report of the relevant responses of such potential purchasers and lenders, and will otherwise keep, or cause Broker to keep, Bank fully apprised of Borrower's strategies and efforts regarding the Sale and Refinancing Project. Borrower hereby authorizes Bank to communicate directly with Broker regarding the status of the Sale and Refinancing Project, and hereby authorizes and instructs Broker to disclose to Bank any information regarding the Sale and Refinancing Project which Bank may request from time to time.

     7.30. Letter of Intent Deadline and Fee. Section 8.01 is amended by inserting the following new Section 8.01(m):

                  (m) Letter of Intent. If Borrower has not entered into a written letter (or letters) of intent regarding the consummation of the Sale and Refinancing Project, on terms satisfactory to Bank in its absolute discretion (collectively, the "Letter of Intent") and provided Bank with a fully-executed copy of the Letter of Intent on or before June 30, 2004, then in addition to any other fees that are payable pursuant to this Agreement, and in addition to the increase in the applicable interest rates provided in Sections 3.04(a), 4.02(a), and 4.02(c), Borrower shall pay to Bank a "Letter of Intent Deadline Failure Fee" in the amount of $125,000 which is fully earned on July 1, 2004 and is payable on the earlier of (i) the last day of the Revolving Credit Period, (ii) the date of payment of Borrower's Obligations and the termination of this Agreement, or (iii) the date on which the Borrower's Obligations are accelerated by Bank. Notwithstanding the foregoing sentence, Bank agrees to waive the Letter of Intent Deadline Failure Fee if the Borrower's Obligations are indefeasibly paid in full, in cash, on or before August 30, 2004 and before the occurrence of any Event of Default. After the Letter of Intent has been executed and delivered, Borrower will comply with all of the terms of the Letter of Intent and will cooperate fully with Broker in consummating the transactions described in the Letter of Intent, and Borrower will not cause or permit the Letter of Intent to be terminated.

     7.31. Tax Refund. Section 8.01 is amended by inserting the following new
Section 8.01(n):

                  (n) Tax Refund. Borrower shall pay to Bank, within five (5) days of Borrower's receipt thereof, one hundred percent (100%) of any Federal income tax refund Borrower receives relating to Federal income taxes paid by Borrower in 2001.

     7.32. Thirteenth Amendment Fee. Section 8.01 is amended by inserting the following new Section 8.01(o):

                  (o) Thirteenth Amendment Fee. In addition to any other fees that are payable pursuant to this Agreement, Borrower shall pay to Bank a "Thirteenth Amendment Fee" in the amount of $75,000 on the earlier of (i) the last day of the Revolving Credit Period, (ii) the date of payment of Borrower's Obligations and the termination of this Agreement, or (iii) the date on which the Borrower's Obligations are accelerated by Bank. Borrower acknowledges and agrees that the Thirteenth Amendment Fee is fully earned and nonrefundable upon the effectiveness of that certain Amendment No. 13 to Loan Agreement and Waiver of Defaults dated as of March 30, 2004 between Borrower and Bank.

     7.33. September Payoff Deadline Failure Fee. Section 8.01 is amended by inserting the following new Section 8.01(p):

                  (p) September Payoff Deadline Failure Fee. In addition to any other fees that are payable pursuant to this Agreement, and in addition to the increase in the applicable interest rates provided in Sections 3.04(a), 4.02(a), and 4.02(c), in the event that Borrower fails to indefeasibly pay the Borrower's Obligations in full, in cash, on or before September 30, 2004, Borrower shall pay to Bank a "September Payoff Deadline Failure Fee" in the amount of $350,000 in two installments: the first installment, in the amount of $100,000, is due and payable on October 1, 2004 and the second installment, in the amount of $250,000, is due and payable on the earlier of (i) the last day of the Revolving Credit Period, (ii) the date of payment of Borrower's Obligations and the termination of this Agreement, or (iii) the date on which the Borrower's Obligations are accelerated by Bank. Borrower acknowledges and agrees that the September Payoff Deadline Failure Fee is fully earned and nonrefundable on October 1, 2004.

     7.34. December Payoff Deadline Failure Fee. Section 8.01 is amended by inserting the following new Section 8.01(q):

                  (q) December Payoff Deadline Failure Fee. In addition to any other fees that are payable pursuant to this Agreement, in the event that Borrower fails to indefeasibly pay the Borrower's Obligations in full, in cash, on or before December 30, 2004, Borrower shall pay to Bank a "December Payoff Deadline Failure Fee" in the amount of $200,000 in two installments: the first installment, in the amount of $100,000, is due and payable on December 31, 2004 and the second installment, in the amount of $100,000, is due and payable on the earlier of (i) the last day of the Revolving Credit Period, (ii) the date of payment of Borrower's Obligations and the termination of this Agreement, or (iii) the date on which the Borrower's Obligations are accelerated by Bank. Borrower acknowledges and agrees that the December Payoff Deadline Failure Fee is fully earned and nonrefundable on December 31, 2004.

     7.35. Purchase Money Indebtedness. Section 8.02(a)(iii) is amended by replacing the figure "$1,500,000" with the figure "$1,000,000".

     7.36. Purchase Money Liens. Section 8.02(b)(ii) is amended by replacing the reference to "Section 8.02(a)(iv) above" with a reference to "Section 8.02(a)(iii) above".

     7.37. Capital Expenditures. Section 8.02(i) is replaced with the following:

                  (i) Capital Expenditures. Neither Borrower nor any Subsidiary of Borrower will make any Capital Expenditures or enter into any Capitalized Leases which in the aggregate (for Borrower and all Subsidiaries of Borrower) exceed $2,300,000 for the period from January 1, 2004 through December 31, 2004.

     7.38. Loans to Subsidiaries. Section 8.02(j) is amended by inserting the words "or permit to remain outstanding" after the words "Neither Borrower nor any Subsidiary of Borrower will make", and Section 8.02(j)(i) is amended by replacing the words "any Subsidiary of Borrower" with the words "any other Borrower".

     7.39. Events of Default. Section 9.03 is amended by inserting the following at the end: "or Sections 8.01(l), 8.01(m), 8.01(n), 8.01(o), 8.01(p), or
8.01(q)".

     7.40. Default Under Transaction Documents. Section 9.04 is amended by inserting the words "or in any Transaction Document" after the words "in this Agreement".

     7.41. Borrowing Base Certificate. Exhibit E is deleted and replaced with Exhibit E, attached hereto.

8. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Transaction Documents or any existing Default or Event of Default, nor act as a release or subordination of the Liens of Bank under the Transaction Documents, except as expressly stated herein. Each reference in the Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

9. Representations and Warranties. Each Borrower hereby represents and warrants to Bank as of the date hereof that (i) this Amendment and each document and instrument executed or delivered in connection herewith (the "Amendment Documents") has been duly authorized by such Borrower's Board of Directors pursuant to authority duly granted by such Borrower's Board of Directors, (ii) no consents are necessary from any third parties for such Borrower's execution, delivery or performance of the Amendment Documents which have not been obtained,
(iii) the Amendment Documents constitute the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles, (iv) all of the representations and warranties contained in the Loan Agreement, as amended by this Amendment, are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, except that with respect to the representations and warranties made regarding financial data in the Loan Agreement, such representations and warranties are hereby made with respect to the most recent financial statements and the other financial data (in the form required by the Loan Agreement) delivered by Borrower to Bank, and (v) after giving effect to the waiver of the Specified Defaults, there exists no Default or Event of Default under the Loan Agreement, as amended by this Amendment.

10. Reaffirmation. Each Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby the Transaction Documents remain in full force and effect, (ii) the Loan Agreement is in full force and effect, (iii) such Borrower has no defenses to its obligations under the Loan Agreement and the other Transaction Documents, (iv) the Liens of Bank under the Transaction Documents secure all the obligations under the Loan Agreement as amended by this Amendment, continue in full force and effect and have the same priority as before this Amendment, and (v) such Borrower has no claim against Bank arising from or in connection with the Loan Agreement or the other Transaction Documents.

11. Costs and Expenses. Borrower hereby agrees to reimburse Bank upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Bank in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower's existing credit facilities with Bank (collectively, the "Amendment Documents"). Borrower further agrees to pay or reimburse Bank for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Amendment Documents and
(b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Loan Agreement.

12. Release. In exchange for the agreements contained in this Amendment, each Borrower hereby releases, discharges and acquits forever, and holds harmless, Bank and any officers, directors, servants, agents, employees, accountants and attorneys of Bank, past and present, from any and all known claims, demands and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, running in favor of Borrower arising out of or related to the loans, the Loan Agreement, the Notes, or the other Transaction Documents, or this Amendment or Bank's handling of any of the foregoing.

13. Governing Law. This Amendment has been executed and delivered in St. Louis, Missouri, and shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

14. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

15. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

16. Incorporation by Reference. Borrower and Bank hereby agree that all of the terms of the Transaction Documents are incorporated in and made a part of this Amendment by this reference.

17. Statutory Notice. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Transaction Documents or this
Amendment:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER AND BANK HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND BANK WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.



                      [the next page is the signature page]

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                  LMI AEROSPACE, INC., a Missouri corporation formerly known as Leonard's Metal, Inc.

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  PRECISE MACHINE COMPANY, a Missouri
                                  corporation

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  PRECISE MACHINE PARTNERS, L.L.P., a Texas limited liability partnership

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  LMI FINISHING, INC., an Oklahoma corporation

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  LEONARD'S METAL, INC., a Missouri corporation formerly known as LMI Acquisition, Inc.

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  TEMPCO ENGINEERING, INC., a Missouri
                                  corporation formerly known as Metal
                                  Corporation, doing business in California as Metal Corporation of Sun Valley

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  VERSAFORM CORP., a California corporation

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________


                                  UNION PLANTERS BANK, N.A.

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title_______________________________________

                                    Exhibit A
            Conditions to Effectiveness and Post-Closing Requirements

1.       This Amendment [Condition to Effectiveness]

2. Amended and Restated Revolving Credit Note ($9,700,000) [Condition to Effectiveness]

3. Amended and Restated Term Note (Term Note A) ($9,160,714.20) [Condition to Effectiveness]

4. Amended and Restated Term Note (Term Note C) ($8,773,816.00) [Condition to Effectiveness]

5. General Security Agreement of Precise Machine Partners, L.L.P. [Condition to Effectiveness]

6. UCC Financing Statement filed against Precise Machine Partners, L.L.P. with Texas Secretary of State [Post-Closing Requirement; by March 31, 2004]

7.       Engagement Agreement [Condition to Effectiveness]

8. Payment in full by Borrower of $75,000 fee pursuant to paragraph 4 of Twelfth Amendment to Loan Agreement among Borrower and Bank dated January 5, 2004 [Condition to Effectiveness]

9. Good Standing Certificate for LMI Aerospace, Inc. issued by Secretary of State of Missouri [Condition to Effectiveness]

10. Good Standing Certificate for LMI Aerospace, Inc. issued by Secretary of State of Kansas [Post-Closing Requirement; by April 23, 2004]

11. Good Standing Certificate for LMI Aerospace, Inc. issued by Secretary of State of Washington [Post-Closing Requirement; by April 23, 2004]

12. Good Standing Certificate for Precise Machine Company issued by Secretary of State of Missouri [Condition to Effectiveness]

13. Good Standing Certificate for Precise Machine Partners, L.L.P. issued by Secretary of State of Texas [Condition to Effectiveness]

14. Good Standing Certificate for LMI Finishing, Inc. issued by Secretary of State of Oklahoma [Condition to Effectiveness]

15. Good Standing Certificate for Leonard's Metal, Inc. issued by Secretary of State of Missouri [Condition to Effectiveness]

16. Good Standing Certificate for Leonard's Metal, Inc. issued by Secretary of State of Kansas [Post-Closing Requirement; by April 23, 2004]

17. Good Standing Certificate for Tempco Engineering, Inc. issued by Secretary of State of Missouri [Condition to Effectiveness]

18. Good Standing Certificate for Tempco Engineering, Inc. issued by Secretary of State of California [Post-Closing Requirement; by April 23, 2004]

19. Good Standing Certificate for Versaform Corp. issued by Secretary of State of California [Post-Closing Requirement; by April 12, 2004]

20. Secretary's Certificate for LMI Aerospace, Inc., certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

21. Secretary's Certificate for Precise Machine Company, certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

22. Secretary's Certificate for Precise Machine Partners, L.L.P., certifying attached Certificate of Partnership, Partnership Agreement, partner resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

23. Secretary's Certificate for LMI Finishing, Inc., certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

24. Secretary's Certificate for Leonard's Metal, Inc., certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

25. Secretary's Certificate for Tempco Engineering, Inc., certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

26. Secretary's Certificate for Versaform Corp., certifying attached Articles of Incorporation, Bylaws, board resolutions authorizing Amendment No. 13 and related documents, and incumbency [Condition to Effectiveness]

27.      Legal Opinion of Borrower's counsel [Condition to Effectiveness]

28. Copies of fully-executed acquisition documents regarding Tempco Engineering, Inc. [Post-Closing Requirement; by April 23, 2004]

29. UCC search results showing no Liens except as permitted by Loan Agreement for all Borrowers [Post-Closing Requirement; by April 12, 2004]

30. Letter from Borrower's auditor BDO Siedman to Bank certifying the amount of the March Inventory Reserve [Post-Closing Requirement; by April 5, 2004]

31. Future Advance Deed of Trust and Security Agreement with respect to Borrower's property located on Highway 94 in St. Charles County, MO ("Highway 94 Property") [Post-Closing Requirement; by April 23, 2004]

32. Any survey or title information All of Borrower's survey and title work with respect to Highway 94 Property [Post-Closing Requirement; by April 23, 2004]

33. Survey of Borrower's Rogers County, Oklahoma location [Post-Closing Requirement; by April 23, 2004]

34. Evidence of sufficient and satisfactory liability and casualty insurance, as required by Loan Agreement, with Bank designated as additional insured and loss payee, as applicable [Post-Closing Requirement; by April 23, 2004]

                                    Exhibit E
                           Borrowing Base Certificate

                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE

         Reference is hereby made to that certain Eighth Amendment to and Restatement of Loan Agreement dated as of May 15, 2002, by and among LMI Aerospace, Inc. (formerly known as Leonard's Metal, Inc.), LMI Finishing, Inc., Leonard's Metal, Inc. (formerly know as LMI Acquisition, Inc.), Precise Machine Company, Precise Machine Partners, L.L.P., Tempco Engineering, Inc. (formerly know as Metal Corporation), and Versaform Corp. (collectively, the "Borrower") and Union Planters Bank, N.A. ("Bank") (as amended, modified, extended, renewed or restated, from time to time, the "Loan Agreement"). All terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement.

         Borrower hereby reaffirms all warranties made in the Loan Agreement and certifies and warrants that Borrower holds subject to the security interest of Bank granted pursuant to the Loan Agreement, as of ________________, the following collateral (all inventory being shown at the lower cost or market value):




     A.  Total finished goods Inventory                    $_______________
         Eligible Inventory consisting of
          finished goods                                   $_______________
         Eligible Inventory consisting of
          finished goods, multiplied by applicable
          advance rate (50%)                                                        $_______________

     B.  Total work in process (WIP) Inventory             $_______________
         Eligible Inventory consisting of WIP              $_______________
         Eligible Inventory consisting of WIP,
          multiplied by applicable advance rate (30%)                                $______________

     C.  Total raw materials Inventory                     $_______________
         Eligible Inventory consisting of raw materials    $_______________
         Eligible Inventory consisting of raw materials,
          multiplied by applicable advance rate (65%)                                $______________

     D.  Total Accounts                                    $_______________
         Eligible Accounts                                 $_______________
         Eligible Accounts, multiplied by applicable
          advance rate (85%)                                                         $______________

     E.  Less Borrowing Base Reserve Amount                                         ($______________)

     F.  Total Borrowing Base (A plus B plus C plus D
          minus E)                                                                    $______________

     G.  Maximum Revolving Loan Commitment Amount
          ($9,700,000 through and including
          September 30, 2004; $9,000,000 thereafter)                                  $______________

     H.  Total Amount of Revolving Loan Credit Loan
          Facility (lesser of (F) or (G))                                             $______________

     I.  Current Revolving Credit Loan Balance                                      ($_______________)

     J.  Balance available for borrowing under
          Revolving Credit Loan (H minus I)                                          $_______________





         Borrower further certifies and warrants to Bank that no Default or Event of Default is existing at the date of this Certificate and, to the best of the knowledge and belief of the officer of the Borrower executing this Certificate, there has not been (except as may otherwise be indicated below) any change since the computation date specified above which will materially reduce the amount shown above if such amounts were computed as of the date of this Certificate.


Dated: ____________________


                                   LMI AEROSPACE, INC.

                                   By:_______________________________________
                                   Title:____________________________________


                                   LMI FINISHING, INC.

                                   By:_______________________________________
                                   Title:____________________________________


                                   LEONARD'S METAL, INC.

                                   By:_______________________________________
                                   Title:____________________________________


                                   PRECISE MACHINE COMPANY

                                   By:_______________________________________
                                   Title:____________________________________


                                   PRECISE MACHINE PARTNERS, L.L.P.

                                   By:_______________________________________
                                   Title:____________________________________


                                   TEMPCO ENGINEERING, INC.

                                   By:_______________________________________
                                   Title:____________________________________


                                   VERSAFORM CORP.

                                   By:_______________________________________
                                   Title:____________________________________